UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 9, 2026
Date of Report (Date of earliest event reported)
ON Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39317	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5701 N. Pima Road Scottsdale, Arizona	85250
(Address of principal executive offices)	(Zip Code)

(602) 244-6600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ON	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 9, 2026, ON Semiconductor Corporation (together with its affiliates, “onsemi”) and Simon Keeton, Group President, Power Solutions Group of onsemi, agreed that Mr. Keeton will resign from all employment positions at onsemi effective June 30, 2026. Although Mr. Keeton will step down from all officer positions immediately, he has agreed to remain with onsemi through June 30, 2026 in order to support an orderly transition to a new head of the Power Solutions Group.  Mr. Keeton joined onsemi in July 2007 and has held the position of Group President, Power Solutions Group since February 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: March 11, 2026	By:	/s/ Paul Dutton
Paul Dutton
Senior Vice President, Chief Legal Officer and Secretary